Guaranty Agreement

This Guaranty Agreement (this “Guaranty”) is made as of this 28th day of June, 2013, by Pioneer Power Solutions, Inc., a Delaware corporation (the “Guarantor”) in favor of Bank of Montreal (the “Bank”).

Witnesseth:

Whereas, the Guarantor is an affiliate of Pioneer Electrogroup Canada Inc., a corporation organized under the laws of Canada, Pioneer Transformers Ltd., a corporation organized under the laws of Canada, and Bemag Transformer Inc. a corporation organized under the laws of Canada (each a “Borrower” and collectively the “Borrowers”); and

Whereas, the Borrowers have obtained and may from time to time hereafter obtain credit and other financial accommodations from the Bank and have incurred and may from time to time hereafter incur liabilities to the Bank; and

Whereas, the Borrowers provide the Guarantor with substantial financial, management, administrative, technical and design support; and

Whereas, the interdependent nature of the businesses of the Guarantor and the Borrowers is such that the viability of the Guarantor is dependent upon the continued success of the Borrowers and upon the continuation of the Borrowers’ business relationships with the Guarantor, and the continuation thereof necessitates the Borrowers’ access to credit and other financial accommodations from the Bank which the Bank will only make available on the condition, among others, that the Guarantor guarantees all indebtedness, obligations and liabilities of the Borrowers from time to time owing to the Bank; and

Whereas, the Guarantor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Bank to the Borrowers.

Now, therefore, for value received, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrowers by the Bank from time to time, the Guarantor hereby agrees as follows:

1.          The Guarantor hereby guarantees the full and prompt payment to the Bank at maturity and at all times thereafter of any and all indebtedness, obligations and liabilities of every kind and nature of the Borrowers or any of them to the Bank (including liabilities of partnerships created or arising while any Borrower may have been or may be a member thereof), however evidenced, whether now existing or hereafter created or arising, whether direct or indirect, absolute or contingent, or joint or several, and howsoever owned, held or acquired, whether through discount, overdraft, purchase, direct loan or as collateral, or otherwise under or pursuant to an Amended and Restated Letter Loan Agreement dated as of the date hereof entered into between the Bank, the Borrowers (as it may be further amended, supplemented, replaced, restated or otherwise modified from time to time, the “Loan Agreement”) and any other Loan Documents (as such term is defined in the Loan Agreement) (hereinafter all such indebtedness, obligations and liabilities being collectively referred to as the “Indebtedness”). Notwithstanding anything in this Guaranty to the contrary, the right of recovery against the Guarantor under this Guaranty shall not exceed $1.00 less than the lowest amount which would render the Guarantor’s obligations under this Guaranty void or voidable under applicable law, including fraudulent conveyance law.

2.          The Guarantor further agrees to pay all out-of-pocket costs and expenses, legal and/or otherwise (including court costs and reasonable attorneys’ fees), suffered or incurred by the Bank in enforcing or endeavoring to enforce this Guaranty, in enforcing or endeavoring to collect the Indebtedness, or any part thereof, and in protecting, defending or enforcing this Guaranty in any litigation, bankruptcy or insolvency proceedings or otherwise.

3.          Subject to the terms in this Guaranty, the Guarantor agrees that, upon demand, the Guarantor will then pay to the Bank the full amount of the Indebtedness.

4.          The Guarantor agrees that the Guarantor will not exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to the Guarantor against any person liable for payment of the Indebtedness, or as to any security therefor, unless and until the full amount of the Indebtedness has been paid and all commitments, if any, of the Bank to extend credit to or for the account of the Borrowers which, when made, would constitute Indebtedness shall have terminated. The payment by the Guarantor of any amount or amounts to the Bank pursuant hereto shall not in any way entitle the Guarantor, either at law, in equity or otherwise, to any right, title or interest (whether by way of subrogation or otherwise) in and to the Indebtedness or any part thereof or any collateral security therefor or any other rights or remedies in any way relating thereto or in and to any amounts theretofore, then or thereafter paid or applicable to the payment thereof howsoever such payment may be made and from whatsoever source such payment may be derived unless and until all of the Indebtedness and all costs and expenses suffered or incurred by the Bank in enforcing this Guaranty have been paid in full and all commitments, if any, of the Bank to extend credit to or for the account of the Borrowers which, when made, would constitute Indebtedness shall have terminated and unless and until such payment in full and termination, any payments made by the Guarantor hereunder and any other payments from whatsoever source derived on account of or applicable to the Indebtedness or any part thereof shall be held and taken to be merely payments in gross to the Bank reducing pro tanto the Indebtedness.

5.          The Bank may, without any notice whatsoever to any one, sell, assign, or transfer all of the Indebtedness, or any part thereof, or grant participations therein, and in that event each and every immediate and successive assignee, transferee, or holder of or participant in all or any part of the Indebtedness, shall have the right to enforce this Guaranty as to so much of the Indebtedness that has been sold, assigned or transferred to such successive assignee, transferee, holder or participant, by suit or otherwise, for the benefit of such assignee, transferee, holder or participant, as fully as if such assignee, transferee, holder or participant were herein by name specifically given such rights, powers and benefits; but the Bank shall have an unimpaired right to enforce this Guaranty for the benefit of the Bank or any such participant, as to so much of the Indebtedness that it has not sold, assigned or transferred.

6.          This Guaranty is a continuing, absolute and unconditional Guaranty, and shall remain in full force and effect until written notice of its discontinuance executed by the Borrowers and the Guarantor shall be actually received by the Bank, and also until any and all of the Indebtedness created or existing before receipt of such notice shall be fully paid and all commitments, if any, of the Bank to extend credit to or for the account of the Borrowers which, when made, would constitute Indebtedness shall have terminated. This is a guaranty of payment and not of collection, and in case the Borrowers fail to pay any Indebtedness when due, the Guarantor agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrowers. The dissolution of the Guarantor shall not terminate this Guaranty until notice of such dissolution shall have been actually received by the Bank, nor until all of the Indebtedness, created or existing or committed to be extended in each case before receipt of such notice shall be fully paid. The Bank may at any time or from time to time release the Guarantor from its obligations hereunder or effect any compromise with the Guarantor.

7.          In case of the dissolution, liquidation or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against any Borrower or the Guarantor, all of the Indebtedness which is then existing shall, at the option of the Bank, immediately become due or accrued and payable from the Guarantor. All dividends or other payments received by the Bank from the Borrowers or on account of the Indebtedness from whatsoever source, shall be taken and applied as payment in gross, and this Guaranty shall apply to and secure any ultimate balance that shall remain owing to the Bank.

8.          The liability hereunder shall in no way be affected or impaired by (and the Bank is hereby expressly authorized to make from time to time, without notice to anyone), any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Indebtedness, either express or implied, or of any contract or contracts evidencing any thereof, or of any security or collateral therefor or any guaranty thereof. The liability hereunder shall in no way be affected or impaired by any acceptance by the Bank of any security for or other guarantors upon any of the Indebtedness, or by any failure, neglect or omission on the part of the Bank to realize upon or protect any of the Indebtedness, or any collateral or security therefor, or to exercise any lien upon or right of appropriation of any moneys, creditors or property of any Borrower possessed by the Bank toward the liquidation of the Indebtedness, or by any application of payments or credits thereon. The Bank shall have the exclusive right to determine in its commercially reasonable discretion how, when and what application of payments and credits, if any, shall be made on the Indebtedness, or any part of same. In order to hold the Guarantor liable hereunder, there shall be no obligation on the part of the Bank at any time to resort for payment to any Borrower or to the Guarantor, or to any other person or corporations, their properties or estate, or resort to any collateral, security, property, liens or other rights or remedies whatsoever, and the Bank shall have the right to enforce this Guaranty irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing are pending.

9.          In the event the Bank shall at any time in its discretion permit a substitution of the Guarantor hereunder or a party shall wish to become a Guarantor hereunder, such substituted or additional Guarantor shall, upon executing an agreement in the form attached hereto as Exhibit A, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Guarantor had originally executed this Guaranty and, in the case of a substitution, in lieu of the Guarantor being replaced. No such substitution shall be effective absent the written consent of the Bank.

10.         All diligence in collection or protection, and all presentment, demand, protest and/or notice, as to any and everyone, whether or not the Borrowers or the Guarantor or others, of dishonor and of default and of non-payment and of the creation and existence of any and all of the Indebtedness, and of any security and collateral therefor, and of the acceptance of this Guaranty, and of any and all extensions of credit and indulgence hereunder, are expressly waived.

11.         No act of commission or omission of any kind, or at any time, upon the part of the Bank in respect to any matter whatsoever, shall in any way affect or impair this Guaranty.

12.         The Guarantor waives any and all defenses, claims and discharges of the Borrowers, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against the Bank any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, antideficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to any Borrower or any other person liable in respect of any of the Indebtedness, or any set-off available against the Bank to any Borrower or any such other person, whether or not on account of a related transaction.

13.         If any payment applied by the Bank to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of any Borrower or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such of the Indebtedness as fully as if such application had never been made.

14.         Reserved.

15.         Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this Guaranty are declared to be severable.

16.         Any demand for payment on this Guaranty or any other notice required or desired to be given hereunder to the Guarantor shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth on the appropriate signature page hereof, or such other address or telecopier number as such party may hereafter specify by notice to the Bank given by certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section.

17.         All payments to be made by the Guarantor hereunder shall be made in the same currency and funds in which the underlying Indebtedness is payable at the principal Toronto office of the Bank at Bank of Montreal, Corporate Finance, 105 Saint-Jacques St. West, 3rd Floor, Montreal, Quebec  H2Y 1L6 (or at such other place for the account of the Bank as it may from time to time specify to the Guarantor) in immediately available and freely transferable funds at the place of payment, all such payments to be paid without set-off, counterclaim or reduction and without deduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding or liabilities with respect thereto or any restrictions or conditions of any nature. If the Guarantor is required by law to make any deduction or withholding on account of any tax or other withholding or deduction from any sum payable by the Guarantor hereunder, the Guarantor shall pay any such tax or other withholding or deduction and shall pay such additional amount necessary to ensure that, after making any payment, deduction or withholding, the Bank shall receive and retain (free of any liability in respect of any payment, deduction or withholding) a net sum equal to what it would have received and so retained hereunder had no such deduction, withholding or payment been required to have been made.

18.         The payment by the Guarantor of any amount or amounts due the Bank hereunder shall be made in the same currency (the “relevant currency”) and funds in which the underlying Indebtedness is payable. To the fullest extent permitted by law, the obligation of the Guarantor in respect of any amount due in the relevant currency under this Guaranty shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Bank may, in accordance with its normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which the Bank receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Guarantor shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the Guarantor not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

19.         This Guaranty shall be governed by and construed according to the law of the State of Illinois (without regard to principles of conflicts of laws) in which state it shall be performed by the Guarantor and may not be waived, amended, released or otherwise changed except by a writing signed by the Bank; provided that any amendment or modification to the terms of this Guaranty shall also be signed by the Guarantor. This Guaranty and every part thereof shall be effective upon delivery to the Bank, without further act, condition or acceptance by the Bank, shall be binding upon the Guarantor and upon the heirs, legal representatives, successors and assigns of the Guarantor, and shall inure to the benefit of the Bank, its successors, legal representatives and assigns. The Guarantor waives notice of the Bank’s acceptance hereof. This Guaranty may be executed in counterparts and by different parties hereto on separate counterpart signature pages, each of which shall be an original, but all together to be one and the same instrument.

20.         The Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby. The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum. The Guarantor and the Bank hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Guaranty or the transactions contemplated hereby.

[Signature Page to Follow]

In Witness Whereof, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Pioneer Power Solutions, Inc.

By:	/s/ Andrew Minkow
Name: Andrew Minkow
Title: Chief Financial Officer

[Signature Page to Guaranty Agreement]

Accepted and agreed to as of the date first above written.

Bank of Montreal

By:	/s/ Martin Bazinet
Name: Martin Bazinet
Title: Director, Corporate Finance Division

Address:
105, Saint-Jacques St West, 3rd Floor
Montreal, Quebec, H2Y 1L6
Attention: Martin Bazinet
Telephone: (514) 877-6102
Telecopy: (514) 877-7704

[Signature Page to Guaranty Agreement]

Exhibit A

to

Guaranty Agreement

Assumption and Supplement to Guaranty Agreement

This Assumption and Supplement to Guaranty Agreement (the “Agreement”) is dated as of this _____ day of ____________, 20__, made by [new guarantor], a(n) ___________ corporation/limited liability company/partnership (the “New Guarantor”) in favor of Bank of Montreal (the “Bank”);

Witnesseth that:

Whereas, Pioneer Power Solutions, Inc. (the “Existing Guarantor”) has executed and delivered to the Bank that certain Guaranty Agreement dated as of June __, 2013 (such Guaranty Agreement, as the same may from time to time be modified or amended, including supplements thereto which add or substitute parties as Guarantors thereunder, being hereinafter referred to as the “Guaranty”) pursuant to which it guaranteed to the Bank the full and prompt payment of, among other things, any and all indebtedness, obligations and liabilities of Pioneer Electrogroup Canada Inc., a corporation organized under the laws of Quebec, Pioneer Transformers Ltd., a corporation organized under the laws of Quebec, and Bemag Transformer Inc. a corporation organized under the laws of Quebec (each a “Borrower” and collectively the “Borrowers”) from time to time owing to the Bank; and

Whereas, the Borrowers provide the New Guarantor with substantial financial, managerial, administrative, technical and design support and the New Guarantor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Bank to the Borrowers;

Now, therefore, for value received, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrowers by the Bank from time to time, the New Guarantor hereby agrees as follows:

1.          The New Guarantor acknowledges and agrees that it shall become a “Guarantor” party to the Guaranty effective upon the date the New Guarantor’s execution of this Agreement and the delivery of this Agreement to the Bank, and that upon such execution and delivery, all references in the Guaranty to the term “Guarantor” shall be deemed to include the New Guarantor.

2.          The New Guarantor hereby assumes and becomes liable (jointly and severally with all the other Guarantors) for the Indebtedness (as defined in the Guaranty) and agrees to pay and otherwise perform all of the obligations of a Guarantor under the Guaranty according to, and otherwise on and subject to, the terms and conditions of the Guaranty to the same extent and with the same force and effect as if the New Guarantor had originally been an Existing Guarantor under the Guaranty and had originally executed the same as such an Existing Guarantor.

3.          All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Guaranty, except that any reference to the term “Guarantor” and any provision of the Guaranty providing meaning to such term shall be deemed a reference to the Existing Guarantor and the New Guarantor. Except as specifically modified hereby, all of the terms and conditions of the Guaranty shall stand and remain unchanged and in full force and effect.

4.          The New Guarantor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Bank may deem necessary or proper to carry out more effectively the purposes of this Agreement.

5.          No reference to this Agreement need be made in the Guaranty or in any other document or instrument making reference to the Guaranty, any reference to the Guaranty in any of such to be deemed a reference to the Guaranty as modified hereby.

6.          This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois (without regard to principles of conflicts of law) in which state it shall be performed by the New Guarantor.

[New Guarantor]

By
Name
Title

Address:

Telephone:	(___)
Facsimile:	(___)

Acknowledged and agreed to in Chicago, Illinois, as of the date first above written.

Bank of Montreal

By
Name
Title

Address:

105, Saint-Jacques St West, 3rd Floor
Montreal, Quebec, H2Y 1L6
Attention:
Telephone:	(___)
Telecopy:	(___)

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